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                                                                   EXHIBIT 10.46



                                 AMENDMENT NO. 6
                                       TO
                      PCS 1900 PROJECT AND SUPPLY AGREEMENT
                                     BETWEEN
                        VOICESTREAM WIRELESS CORPORATION
                                       AND
                              NORTEL NETWORKS INC.


This Agreement is made as of this 14th day of May, 1999 ("Effective Date No. 6"), by and between VoiceStream Wireless Corporation, a Washington corporation with offices located at 3650 131st Avenue SE, Bellevue, Washington 98006 ("Buyer") and Nortel Networks Inc. (formerly Northern Telecom Inc.), a Delaware corporation with offices located at 2221 Lakeside Boulevard, Richardson, Texas 75082 (hereinafter referred to as "Seller").

WHEREAS, Buyer's predecessor in interest, VoiceStream Wireless Corporation (formerly known as Western PCS Corporation, a Delaware corporation ("WPCS")) and Seller entered into a PCS 1900 Project and Supply Agreement dated June 30, 1995 (as heretofore amended by Amendments No. 1-5, as amended hereby and as hereafter amended the "Supply Agreement"); and

WHEREAS, on April 9th, 1999 WPCS was merged with and into Buyer in order to effect a reincorporation of WPCS in Washington State and, accordingly, Buyer succeeded to all of WPCS's rights and obligations under the Supply Agreement; and

WHEREAS, Buyer and Seller now wish to further amend the Supply Agreement by adding additional terms and conditions associated with, among other things, Buyer's acquisition of Seller's Equipment and Services for deployment in certain new markets and expansions of existing markets and revising the discount structure.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, Buyer and Seller agree to amend the Supply Agreement as follows:

1.      (a)    Amend the definition of the term "Buyer" so that it includes not only VoiceStream Wireless Corporation, but also any entity in which VoiceStream Wireless Corporation owns directly or indirectly more than fifty percent (50%) of the equity or voting power.

        (b) Amend Article 1, Section 1.1 "Add-on Equipment" by deleting it in its entirety and replacing it with the following:

               1.1 "Add-on Equipment" shall mean Equipment other than the Equipment initially provided for Buyer's Network as set forth in Section 1.1 through


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                                                                   EXHIBIT 10.46


                      1.5 of Annex 1 (as amended) and the Equipment provided for the Initial Build of New Markets.

        (c) Amend Article 1, Section 1.12 "Initial Network" by deleting it in its entirety and replacing it with the following:

               1.12 "Initial Network" shall mean any market other than a New Market.

        (d) Amend Article 1, by adding the following new Section 1.20, and renumbering the remaining Sections accordingly:

               1.20 "New Market" shall mean any of the following markets: (i) the San Antonio, Texas market, (ii) the Austin, Texas market, (iii) the Chicago, Illinois market, (iv) the Milwaukee, Wisconsin market, (v) the Dallas, Texas market,
                      (vi) any other U.S. market for which Buyer acquires, after Effective Date No. 6, a license to operate, (vii) any U.S. market for which Buyer has a license but for which as of Effective Date No. 6, Buyer has not constructed a System or (viii) expansions of existing markets into BTAs in which Buyer is not operating as of Effective Date No. 6. The foregoing markets are referred to herein collectively as "New Markets". Buyer and Seller shall mutually agree upon a Statement of Work/Project Schedule (Annex 2) and an Initial Project Schedule (Annex 9) for each New Market, with respect to which Buyer elects to order Equipment and/or Services from Seller. Except as expressly set forth in Section 5.9 (as amended by this Amendment No. 6), Buyer shall not be required to order Equipment or Services for a New Market from Seller.

2. Amend Article 1, Section 1.36 "Term" (as heretofore amended by Amendment No. 4) by deleting the words ...*... and replacing them with the words ...*...

3. Amend Article 1, Section 1.37 "Warranty Period" by adding the following new Subsections:

               1.37.2.1 With respect to NSS Hardware (excluding OEM Equipment) installed after Effective Date No. 6, a period of ...*... from the date of Commissioning.

               1.37.3.1 With respect to Software installed after Effective Date No. 6, a period of ...*... from the date of Installation of the basic operating Software onto the Hardware, which ...*... period shall commence with Installation of each new Software release licensed for use by Buyer.


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                                                                   EXHIBIT 10.46


               1.37.4.1 With respect to Merchandise installed after Effective Date No. 6, a period of ...*... from the shipment date of such Merchandise.

4. Amend Article 5, Section 5.9 by deleting it and restating it in its entirety as follows:

               "Buyer understands that it has a firm obligation to purchase, license and take delivery of no less than ...*... of Equipment and Services (net of discounts and incentives but before credits and before Handset Funds) from Seller during the Term of this Supply Agreement (the "Commitment"). Such Commitment includes Buyer's award to Seller of the "Initial Build" of the ...*... markets. For the purposes of this Supply Agreement, Initial Build shall mean the minimum configuration of NSS and BSS Equipment required to support commercial launch by Buyer in a market.

               If funding is made available by Seller to Cook Inlet Voice Stream PCS L.L.C. ("CIVS") per a separate financing agreement with substantially the same terms as specified in Exhibits A and B attached hereto (the "CIVS Facilities"), this Supply Agreement will be deemed amended to increase the Commitment in the following manner:

                      (a) If CIVS acquires the Chicago BTA license and the Dallas BTA license, by final grant from the FCC, or earlier than final grant at Buyer's sole discretion, then CIVS/Buyer will award the Initial Build of the Chicago and Dallas markets to Seller and the increase in the Commitment is equal to x, where x equals the amount calculated by multiplying the Applicable Percentage times
                      ...*.... In this case, the Applicable Percentage is
                      calculated as (i) the amount of funds made available by Seller under the CIVS Facilities divided by (ii) ...*...; or

                      (b) If CIVS does not acquire the Chicago BTA license, but does acquire the Dallas BTA license, by final grant from the FCC, or earlier than final grant at Buyer's sole discretion, then CIVS will award the Initial Build of the Dallas market to Seller and the increase in the Commitment is equal to x, where x equals the amount calculated by multiplying the Applicable Percentage times ...*.... In
                      this case, the Applicable Percentage is calculated as (i) the amount of funds made available by Seller under the
                      CIVS Facilities divided by (ii) ...*....

                      (c) If CIVS does not acquire the Dallas BTA license, but does acquire the Chicago BTA license, by final grant from the FCC, or earlier than the final grant at Buyer's sole discretion, then CIVS/Buyer will award the Initial Build of the Chicago market to Seller and the increase in the Commitment is equal to x, where x equals the amount calculated by


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                                                                   EXHIBIT 10.46


                      multiplying the Applicable Percentage times ...*.... In
                      this case, the Applicable Percentage is calculated as (i) the amount of funds made available by Seller under the
                      CIVS Facilities divided by (ii) ...*....

                      (d) If CIVS acquires neither the Chicago nor the Dallas BTA licenses, by final grant from the FCC, then CIVS will award the Initial Build of another combination of licenses for BTAs or groups of BTAs and the increase in the Commitment is equal to x, where x equals the amount calculated by multiplying the Applicable Percentage times
                      ...*.... In this case, the Applicable Percentage is
                      calculated as (i) the amount of funds made available by
                      Seller under the CIVS Facilities divided by (ii) ...*....

               Any such increased Commitment shall be contingent on the provision of financing by Seller, the terms of which have been substantively agreed on as set forth in the CIVS Facilities.

               The parties agree that if CIVS/Buyer fails without cause to satisfy the Commitment applicable under clauses (a), (b), (c) or
               (d) above, then Seller shall not be obligated to extend any additional credit under the CIVS Facilities over and above the amount of financing that would have been available under the above ratios had such Commitment been the amount CIVS/Buyer purchased at the time of such failure.

5. Amend Article 5, by adding the following new Subsections 5.3 and 5.4 and renumbering the remaining Sections accordingly:

               5.3 With respect to payment for Equipment shipped to New Markets for an Initial Build, Seller shall invoice Buyer or CIVS, as applicable, in accordance with the following schedule:

               5.3.1 ...*... of the Purchase Order Price shall be invoiced on shipment of the Equipment; and

               5.3.2 ...*... of the Purchase Order Price shall be invoiced on the date of Final Acceptance.

               5.4 With respect to payment for all Purchase Orders for Equipment for the Initial Networks which are issued after Effective Date No. 6 and for Purchase Orders for Equipment shipped to New Markets which are issued after the Initial Build of such New Market, Seller shall invoice Buyer ...*... of the Purchase Order Price upon shipment of the Equipment.


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                                                                   EXHIBIT 10.46


               5.4.1 Payments due under Section 5.3 and this Section 5.4 shall be paid to Seller within thirty (30) days following the date of Seller's invoice therefor.

6.      Amend Subsection 23.1 as follows:

               (a) Amend Subsection 23.1.1 by inserting the words "or indirectly" after the word "directly" in the first sentence.

               (b) Add the following new Subsections 23.1.3 and 23.1.4:

               23.1.3 Seller agrees that CIVS and Cook Inlet Western Wireless PV/SS PCS L.P. ("Cook Inlet") shall be considered a "Buyer Affiliate" for purposes of this Supply Agreement and as such shall be entitled to purchase Seller's Equipment and Services pursuant to the terms and conditions of this Supply Agreement and shall also be entitled to all prices, discounts, incentives, credits and Handset Funds set forth in this Supply Agreement. In this regard CIVS shall be entitled to all rights and benefits available to Cook Inlet under this Supply Agreement and Cook Inlet shall be entitled to all the rights and benefits available to CIVS under this Supply Agreement. In the event entities other than CIVS and/or Cook Inlet become Buyer Affiliates after Effective Date No. 6, such entities may, subject to the provisions of 23.1.4 place orders pursuant to the terms of this Supply Agreement and shall be entitled to all prices, discounts, Handset Funds, and incentives, with the exception of: SubSection
               12.10 (as heretofore amended by Amendment No. 4), Section 1.9 and SubSection 1.9.1 et. seq., Section 1.10 and SubSection 1.10.1 et. seq., Section 1.11 and SubSection 1.11.1, and Section 1.14 set forth in Annex 1 (as amended by this Amendment No. 6).

               23.1.4 In the event Buyer or a Buyer Affiliate acquires any interest in an entity which (i) as a result of or after such acquisition qualifies as a Buyer Affiliate and (ii) has an existing contractual agreement with Seller for the supply of GSM infrastructure Equipment and Services, Seller agrees that such entity may at Buyer's discretion: (a) continue to acquire Equipment and Services under its existing contractual agreement or (b) immediately commence purchasing Equipment and Services pursuant to the terms and conditions of this Supply Agreement. If Buyer elects option (b) above, such entity's existing contractual agreement to purchase Equipment and Services shall terminate and be of no further force or effect except with respect to warranties and other provisions relating to Equipment or Services purchased prior to such termination; provided, however, that option (b) above shall not be available if the acquired entity's existing contractual agreement with Seller contains pricing, volume purchase and/or exclusivity terms that are tied to the provision to such entity of Seller financing, unless applicable commitments under such existing contractual agreement have been met or such financing has been repaid.


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                                                                   EXHIBIT 10.46


7. Amend Annex 1 by adding the following new Sections, attached hereto as Exhibit C (it being understood that Sections 1.6 and the Initial Purchase Order for the Equipment and Services set forth herein shall be subject to Section 17 of this Supply Agreement respecting Change Orders, including, without limitation, Sections 17.1, 17.5 and 17.6).

8. Amend Annex 1, Section 1.7.8 (as heretofore amended by Amendment No. 3) by inserting the words "or New Market" after the words "each MTA market" or "a specific MTA".

9.      Amend Annex 1 by adding the following new Sections 1.8.1 - 1.15:

        ...*...

12. Amend Annex 1, Section 2.2 (amended by Amendment No. 3) by deleting it in its entirety and replacing it with the following new Section, attached hereto and incorporated herein as Exhibit E.

Except as specifically modified herein, the Agreement shall in all respects continue in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 6 to be duly executed by their representatives being thereunto duly authorized.



VOICESTREAM WIRELESS CORPORATION        NORTEL NETWORKS INC.


By:  /s/ Bob Stapleton                  By:  /s/ Douglas Patterson
--------------------------------        --------------------------------

Name:  Bob Stapleton                    Name:  Douglas Patterson
--------------------------------        --------------------------------

Title:  President                       Title:  VP, Finance
--------------------------------        --------------------------------

Date:  May 14, 1999                     Date:  May 12, 1999
--------------------------------        --------------------------------